Exhibit 99.1

Sterling Financial Corporation Declares Special Dividend

Spokane, Wash. — June 17, 2013 – Sterling Financial Corporation (NASDAQ:STSA) (“Sterling”) today announced that its Board of Directors has authorized the declaration of a special dividend of $0.35 per common share. The special dividend is payable on July 12, 2013 to shareholders of record as of June 28, 2013.

“This special dividend is in keeping with our ongoing commitment to actively and prudently manage capital,” remarked Greg Seibly, president and CEO of Sterling.

About Sterling Financial Corporation

Sterling Financial Corporation (NASDAQ:STSA) of Spokane, Washington, is the bank holding company for Sterling Savings Bank, a Washington state chartered and federally insured commercial bank. Sterling Savings Bank does business as Sterling Bank and, in California, as Sonoma Bank and Borrego Springs Bank. Sterling offers banking products and services, mortgage lending, and trust and investment products to individuals, small businesses, corporations and other commercial organizations. As of March 31, 2013, Sterling had assets of $9.26 billion and operated depository branches in Washington, Oregon, Idaho and California. Visit Sterling’s website at www.bankwithsterling.com.
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Media contact: Cara L. Coon (509) 626-5348 cara.coon@bankwithsterling.com
Investor contact: Patrick Rusnak (509) 227-0961 patrick.rusnak@bankwithsterling.com

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